UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2007

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PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

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Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue 10th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 212-307-3280

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following press release was issued by PennantPark Investment Corporation on August 9, 2007:

PennantPark Investment Corporation Announces Financial Results for its Quarter Ended June 30, 2007 and Since Inception

NEW YORK, NY - - (MARKET WIRE) - - 08/09/07 - - PennantPark Investment Corporation (NASDAQ: PNNT) today announced financial results for its quarter ended June 30, 2007.

HIGHLIGHTS
For the quarter ended June 30, 2007
(in millions, except per share amounts)

Net investment income:	$3.2
Net investment income per share:	$0.15

Dividends to shareholders per share:	$0.14

Equity capital raised:	$294.1
Credit facility closed:	$300.0
Amount drawn under credit facility:	-0-

Total investment portfolio:
1st lien secured debt portfolio:	$175.4

2nd lien secured debt, subordinated debt and common equity portfolio:	$99.6

Weighted average yield on total debt portfolio:	9.3%

Weighted average yield on 1st lien secured debt portfolio:	7.6%

Weighted average yield on 2nd lien secured and subordinated debt portfolio:	12.2%

Net assets:	$289.3
Net asset value per share:	$13.74

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 10, 2007

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 10, 2007 to discuss its quarter results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 226-1799 approximately 5-10 minutes prior to the call. International callers should dial (416) 340-2218. All callers should reference "PennantPark Investment Corporation" or "conference ID #3230743". An archived replay of the call will be available through August 24, 2007 by calling (800) 408-3053. International callers please dial (416) 695-5800. For all replays, please reference pin #3230743.

PORTFOLIO AND INVESTMENT ACTIVITY

Since the closing of our initial public offering on April 24, 2007, we completed our first quarter of operations on June 30, 2007 with our portfolio invested $42.2 million in subordinated debt, $54.4 million in 2nd lien secured debt, $3.0 million in common equity and $175.4 million in 1st lien secured debt. Our portfolio of subordinated debt, 2nd lien secured debt and common equity totaled $99.6 million and consisted of investments in seven different companies with an average investment size of $14 million per company. The weighted average yield on our subordinated debt and 2nd lien secured portfolio was 12.2%. Our 1st lien secured portfolio totals $175.4 million and consisted of 30 different companies with an average investment size of $6 million. The weighted average yield on the 1st lien investments was 7.6%. The portfolio had unrealized depreciation of $5.1 million due to softness in the overall leveraged finance credit market.

"We are pleased with the progress we have made since our IPO in April in setting up our business to capture the opportunity in the marketplace today. We are well positioned through the combination of our substantial sourcing network, significant long-term capital resources and our disciplined, value orientation," said Arthur Penn, Chairman and Chief Executive Officer. "Accordingly, we have the opportunity to selectively deploy capital on increasingly attractive terms and provide strong dividends to our shareholders."

RESULTS OF OPERATIONS

Results comparisons are for the quarter ended June 30, 2007 and since inception.

Investment Income

For the quarter ended June 30, 2007 and since inception, gross investment income totaled $5.4 million and $6.2 million, respectively.

Expenses

For the quarter ended June 30, 2007 and since inception, net expenses totaled $2.2 million and $3.2 million, respectively, of which approximately $786,000 was for base management fees, $862,000 and $1,603,000, respectively, were interest and other credit facility expenses, and $24,000 and $307,000, respectively, were non-recurring, primarily legal and corporate tax expenses. Expenses exclusive of base management fees, interest and other credit facility and non-recurring expenses for the quarter ended June 30, 2007 and since inception were approximately $545,000.

Net Investment Income

The Company's net investment income totaled $3.2 million and $3.0 million, respectively, for the quarter ended June 30, 2007 and since inception.

Net Realized Gains

The Company had investment sales and paydowns totaling $84.6 million and $92.7 million, respectively, for the quarter ended June 30, 2007 and since inception. Net realized losses for the quarter ended June 30, 2007 and since inception were approximately $35,000 and $15,000, respectively.

Net Unrealized Depreciation on Investments

For the quarter ended June 30, 2007 and since inception, net unrealized depreciation on the Company's investments decreased $5.1 million. The decrease in net unrealized depreciation was primarily due to softness in the overall leveraged finance credit markets.

Net Decrease in Net Assets From Operations

For the quarter ended June 30, 2007 and since inception, the Company had a decrease in net assets resulting from operations of $1.9 million and $2.2 million, respectively. The change in net assets from operations per share was $0.09 and $0.10, respectively, for the quarter ended June 30, 2007 and since inception.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital resources are generated primarily through its senior secured, multi-currency, five-year, revolving credit facility maturing in June 2012 as well as from cash flows from operations, including investment sales and paydowns of 1st lien secured debt and income earned from investments and cash equivalents. During the quarter ended June 30, 2007, we issued 21,025,000 shares of common stock in an initial public offering, a private placement and exercise of the underwriters'over-allotment option, receiving an aggregate of $294.1 million in net proceeds. During the quarter, we also entered into a $300.0 million senior secured, multi-currency, five-year, revolving credit facility at LIBOR plus a spread of 100 basis points. At June 30, 2007, the Company had not borrowed any funds under the credit facility.

DIVIDENDS

Dividends paid to stockholders for the quarter ended June 30, 2007 and since inception totaled $2.9 million or $0.14 per share.

PENNANTPARK INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
(UNAUDITED)

June 30, 2007
Assets
Investments, at fair value (cost-$280,155,544)[1]	$275,043,692
Cash and cash equivalents (cost-$288,111,837)	288,104,949
Receivable for investments sold	13,574,352
Interest receivable	3,030,837
Prepaid expenses and other assets	1,469,254
Total assets	581,223,084

Liabilities
Payable for cash equivalents purchased	281,783,538
Unfunded investments	8,591,972
Interest payable	15,208
Accrued other expenses	1,580,604
Total liabilities	291,971,322

Net Assets
Common stock, par value $.001 per share, 100,000,000 shares authorized and
21,046,883 shares issued and outstanding	21,047
Paid-in capital in excess of par	294,351,807
Undistributed net investment income	12,999
Accumulated net realized loss	(15,351)
Net unrealized depreciation on investments	(5,118,740)
Total net assets	289,251,762
Total liabilities and net assets	$ 581,223,084
Net asset value per share	$ 13.74

1	None of our portfolio companies is controlled by, or affiliated with, PennantPark Investment Corporation as defined by the Investment Company Act of 1940, as amended.

PENNANTPARK INVESTMENT CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
	For the Quarter Ended June 30, 2007	Period from January 11, 2007 (inception) through June 30, 2007

Investment Income:
Interest	$ 5,425,279	$ 6,198,262
Total Investment income	5,425,279	6,198,262

Expenses:
Management fees	1,048,503	1,048,503
Interest and other credit facility expenses	862,433	1,603,408
Administrative services expenses	192,584	192,584
Organizational expenses	--	207,126
Directors' fees	124,375	124,375
Other general and administrative expenses	151,791	227,893
Total expenses	2,379,686	3,403,889
Net investment income before management
Fee waiver and income tax	3,045,593	2,794,373
Management fee waiver	262,126	262,126
Income tax expense	(100,000)	(100,000)

Net investment income	3,207,719	2,956,499

Realized and unrealized (loss) on investments:
Net realized loss on investments	(34,726)	(15,351)
Change in net unrealized depreciation on investments	(5,117,039)	(5,118,740)
Net realized and unrealized loss from investments	(5,151,765)	(5,134,091)
Net decrease in net assets resulting from operations	$ (1,944,046)	$ (2,177,592)
Earnings per common share	$ (.09)	$ (.10)

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in private U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity. From time to time, the Company may also invest in public companies. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Aviv Efrat

PennantPark Investment Corporation

(212) 307-3280

Or visit us at: www.pennantpark.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

/s/ Aviv Efrat
(Signature)

By:	Aviv Efrat
Title:	Chief Financial Officer
Date:	August 9, 2007